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                                                                Exhibit 23(d)


                                 ACCOUNTANTS' CONSENT

    We have issued our report dated February 11, 1997, accompanying the consolidated financial statements of North Cincinnati Savings Bank which are included within the Bank's Annual Report on Form F-2 for the year ended December 31, 1996. We hereby consent to the inclusion of said report in Enterprise Federal Bancorp, Inc.'s Form S-4 to be filed with the Securities and Exchange Commission on or about November 11, 1997.

/s/Grant Thornton L.L.P.

Cincinnati, Ohio
November 10, 1997